UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): May 4, 2017

Horizon Bancorp
(Exact Name of Registrant as Specified in Its Charter)

Indiana	000-10792	35-1562417
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

515 Franklin Square, Michigan City, Indiana		46360
(Address of Principal Executive Offices)		(Zip Code)

(219) 879-0211
(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07  Submission of Matters to a Vote of Security Holders.

On May 4, 2017, the Company held its Annual Meeting of Shareholders. Only holders of the Company’s common stock at the close of business on March 3, 2017 (the “Record Date”) were entitled to vote at the annual meeting. As of the Record Date, there were 22,195,715 shares of common stock entitled to vote. A total of 18,099,190 shares of common stock (81.5%), constituting a quorum, were represented in person or by valid proxies at the annual meeting.
The Company’s shareholders voted on three proposals at the annual meeting. The proposals are described in detail in the proxy statement filed by the Company with the Securities and Exchange Commission on March 17, 2017. The final results of the votes regarding each proposal are set forth below.

Proposal 1: Election of Directors

The Company’s shareholders elected four directors to the Board of Directors to serve for a three-year term until the 2020 annual meeting of shareholders. The votes regarding this proposal were as follows:

	For	Withhold	Broker Non-Votes
James B. Dworkin	12,563,988	1,586,969	3,948,233
Daniel F. Hopp	12,202,996	1,947,961	3,948,233
Michele M. Magnuson	13,609,867	541,090	3,948,233
Steven W. Reed	12,583,956	1,567,001	3,948,233
Proposal 2: Advisory Vote to Approve Executive Compensation.
The votes regarding this proposal were as follows:
For	Against	Abstain	Broker Non-Votes
13,445,071	416,433	289,453	3,948,233
Proposal 3: Ratification of Appointment of BKD, LLP as Independent Auditors for 2017
The votes regarding this proposal were as follows:
For	Against	Abstain
17,705,076	299,863	94,251

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereto duly authorized.
Date: May 5, 2017	Horizon Bancorp

	By:	/s/ Mark E. Secor
Mark E. Secor Executive Vice President and Chief Financial Officer